UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, CA 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.07 is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CV Sciences, Inc. (the “Registrant”) held its 2020 Annual Meeting of Stockholders on June 16, 2020 (the “2020 Annual Meeting”). At the close of business on March 23, 2020, the record date for the 2020 Annual Meeting, there were 99,851,942 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the 2020 Annual Meeting, 86,196,333 of the 99,851,942 outstanding shares of common stock entitled to vote, or approximately 86%, were represented by proxy, and, therefore, a quorum was present. The proposals voted on at the 2020 Annual Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 31, 2020, and are incorporated by reference herein.
The final voting results on the proposals presented for stockholder approval at the 2020 Annual Meeting were as follows:
Proposal 1 - Election of Directors
The Registrant’s stockholders elected six directors, each to serve until the Registrant’s next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, as set forth below:

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTE
James McNulty	35,049,191	—	13,885,335	37,261,807
Beth Altman	35,264,844	—	13,669,682	37,261,807
Dr. Paul Blake	35,079,684	—	13,854,842	37,261,807
Joseph Dowling	33,437,230	—	15,497,296	37,261,807
Dr. Joseph Maroon	35,204,393	—	13,730,133	37,261,807
Terri Funk Graham	35,385,137	—	13,549,389	37,261,807
Proposal 2 - Approval of Reverse Stock Split
The Registrant’s stockholders did not approve the Registrant's proposal to amend its Certificate of Incorporation to effect, at the discretion of the Registrant's Board of Directors, a reverse stock split of all outstanding shares of the Registrant's common stock, par value $0.0001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-20, such ratio to be determined by the Registrant's Board of Directors at any time before March 31, 2021, without further approval or authorization from its stockholders, as set forth below:

FOR	AGAINST	ABSTAIN
46,487,274	38,615,636	1,093,422
Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm
The Registrant’s stockholders ratified Deloitte & Touche LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2020, as set forth below:

FOR	AGAINST	ABSTAIN
71,214,462	13,099,865	1,882,006

Proposal 4 - Advisory Vote to Approve Named Executive Officer Compensation
The Registrant’s stockholders approved an advisory, non-binding vote on compensation programs for its named executive officers, Mr. Joseph Dowling, Mr. Joerg Grasser, and Mr. Michael Mona III., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in connection therewith.
Proposal 4 was approved by the stockholders at the 2020 Annual Meeting as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
25,320,988	21,237,616	2,375,922	37,261,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2020

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer